UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2005

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices, including zip code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On April 22, 2005 the U.S. District Court for the Northern District of California granted Dolby’s motions for summary judgment that Dolby has not infringed, induced others to infringe or contributed to the infringement of United States Patent No. 5,341,457 (the “‘457 patent”) or United States Patent No. 5,627,938 (the “‘938 patent”). The ‘457 patent and the ‘938 patent generally involve a process and means for digitally encoding and decoding audio signals. Dolby filed these motions as part of an ongoing dispute with Lucent Technologies, Inc. and Lucent Technologies Guardian I, LLC (together “Lucent”) in which Dolby contended that Lucent was wrongly asserting that Dolby licensees using Dolby’s AC-3 audio compression technology required licenses to the ‘457 and ‘938 patents. In granting summary judgment of noninfringement, the court found that Lucent had not presented evidence from which a reasonable fact-finder could find that Dolby’s AC-3 technology infringes either the ‘457 or ‘938 patents. The court’s April 22, 2005 ruling granting summary judgment of noninfringement can be appealed to the United States Federal Circuit Court of Appeals.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Dolby Laboratories, Inc. dated April 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Janet Daly
Janet Daly Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: April 25, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Dolby Laboratories, Inc. dated April 25, 2005